UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2017

DECKERS OUTDOOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36436 (Commission File Number)	95-3015862 (I.R.S. Employer Identification No.)
250 Coromar Drive Goleta, California (Address of Principal Executive Offices)		93117 (Zip Code)
Registrant's telephone number including area code: (805) 967-7611
No change since last report (Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 8 – Other Events

Item 8.01.	Other Events.

On October 26, 2017, Deckers Outdoor Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) approved a new plan to repurchase up to $335 million of the Company’s outstanding stock, which amount is in addition to the $65 million remaining under the Company’s current repurchase authorization. This results in a total repurchase authority of $400 million. In addition, the Company announced that although the Board remains open to considering strategic and financial alternatives as part of its ongoing efforts to enhance stockholder value, the Board will not actively pursue a sale of the entire company at this time. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

By:	/s/ Thomas Garcia
Name:	Thomas Garcia
Title:	General Counsel

Dated: October 26, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated October 26, 2017.